Exhibit 99.1

Farmland Partners Inc. Reports Third Quarter 2019 Results

DENVER, November 11, 2019 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter ended September 30, 2019.

“Despite the disappointing quarterly results, largely due to non-recurring events, we are comfortable with the quality of our assets and the continued long-term appreciation trends indicated by the annual USDA Land Value Survey published in August,” said Paul A. Pittman, the Company’s CEO. “We look forward to an eventual recovery in the ag economy after the compounded impact of negative international trade conditions and extreme weather events.”

Financial Results

The Company’s financial performance for the three and nine months ended September 30, 2019, was impacted by a number of factors, including but not limited to the timing of certain variable rent payments, asset sales, costs related to adverse weather events, the impact of trade conflicts on tree nut prices, alternate bearing nature of pistachio yields, and litigation expenses. These negative factors were partially offset by a reduction in general and administrative expenses. Management believes that the Company’s financial performance for periods shorter than the full year are not necessarily indicative of the expected full year comparison because the majority of bonus and crop share rent payments are expected to be received in the fourth quarter.

For the three months ended September 30, 2019, the Company recorded a net loss of $1.5 million and a basic net loss to common stockholders of $0.15 per share, as compared to net income of $4.2 million and a basic net income to common stockholders of $0.02 per share for the same period during 2018. For the nine months ended September 30, 2019, the Company recorded net income of $5.1 million and a basic net loss to common stockholders of $0.16 per share, as compared to net income of $5.6 million and a basic net loss to common stockholders of $0.14 per share for the same period during 2018.

For the three months ended September 30, 2019, the Company recorded Adjusted Funds from Operations (“AFFO”) of -$2.0 million and AFFO per fully diluted share of -$0.06, as compared to AFFO of $0.7 million and AFFO per fully diluted share of $0.02 for the same period during 2018. For the nine months ended September 30, 2019, the Company recorded AFFO of -$4.6 million and AFFO per fully diluted share of -$0.14, as compared to AFFO of $0.9 million and AFFO per fully diluted share of $0.02 for the same period during 2018.

For the three months ended September 30, 2019, the Company recorded Adjusted Earnings Before Interest Taxes Depreciation and Amortization for real estate (“Adjusted EBITDAre”) of $5.9 million, as compared to $8.8 million for the same period during 2018. For the nine months ended September 30, 2019, the Company recorded Adjusted EBITDAre of $19.5 million, as compared to $24.1 million for the same period during 2018.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

For the three months ended September 30, 2019, the Company recorded total operating revenues of $9.8 million, as compared to $12.5 million for the same period during 2018. For the nine months ended September 30, 2019, the Company recorded total operating revenues of $31.7 million, as compared to $35.2 million for the same period during 2018.

For the three months ended September 30, 2019, the Company recorded total operating income of $3.2 million and net operating income (“NOI”) of $7.8 million, as compared to total operating income of $6.2 million and NOI of $11.0 million for the same period in 2018. For the nine months ended September 30, 2019, the Company recorded total operating income of $11.7 million and NOI of $25.5 million, as compared to total operating income of $16.2 million and NOI of $29.9 million for the same period in 2018.

See “Non-GAAP Financial Measures” for a complete definition of NOI and the financial tables included in this press release for reconciliations of net income to NOI.

Acquisition and Disposition Activity

During the quarter ended September 30, 2019, the Company completed a $1.1 million farm disposition, resulting in a $0.4 million gain over gross book value.

Balance Sheet

During the quarter ended September 30, 2019, the Company repurchased 243,541 shares of common stock at a weighted average price of $7.04 per share for an aggregate purchase price of $1.7 million. The Company also repurchased 1,900 shares of the Series B Participating Preferred stock at an average price of $23.85 per share for an aggregate purchase price of $0.05 million.

Following the quarter’s end, the Company’s Board of Directors authorized an increase in the Company’s share buyback program of $50.0 million. After such increase, total availability under the Company’s share buyback program is $51.9 million.

As of September 30, 2019, the Company had 31,980,634 shares of common stock outstanding on a fully diluted basis.

During the quarter the Company repaid $1.1 million in outstanding debt.

The Company had total debt outstanding of $512.9 million at September 30, 2019, compared to total debt outstanding of $525.3 million at December 31, 2018.

Dividend Declarations

The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit.  The dividends are payable on January 15, 2020, to stockholders and unit holders of record on January 1, 2020.

The Company also announced today that its Board of Directors has declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on December 31, 2019 to holders of Series B Participating Preferred Stock of record on December 13, 2019.

Conference Call Information

The Company has scheduled a conference call on November 12, 2019 at 11:00 a.m. (Eastern Time) to discuss its financial results for the quarter ended September 30, 2019. The call can be accessed live over the phone toll-free by dialing 1-866-262-6804 (U.S.), or 1-855-669-9657 (Canada), or 1-412-902-4107 (International).  Participants can reference the Farmland Partners Inc. Third Quarter 2019 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning November 12, 2019 at 1:00 p.m. (Eastern Time) until December 6, 2019 at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.), or 1-855-669-9658 (Canada), or 1-412-317-0088 (International); passcode: 10136766. A replay of the webcast will also be accessible on the Investor Relations section of the Company’s website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns approximately 158,000 acres in 17 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook, proposed and pending acquisitions and dispositions, the potential impact of trade disputes and recent extreme weather events on the Company’s results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of September 30, 2019 (Unaudited) and December 31, 2018

(in thousands except par value and share data)

	September 30,	December 31,
	2019	2018
ASSETS
Land, at cost	$934,799	$957,516
Grain facilities	12,103	12,184
Groundwater	11,473	11,473
Irrigation improvements	53,751	53,458
Drainage improvements	12,311	12,271
Permanent plantings	52,089	52,989
Other	7,827	8,196
Construction in progress	10,835	10,262
Real estate, at cost	1,095,188	1,118,349
Less accumulated depreciation	(23,317)	(18,202)
Total real estate, net	1,071,871	1,100,147
Deposits	50	—
Cash	8,563	16,891
Notes and interest receivable, net	7,765	11,877
Right of use asset	104	—
Deferred offering costs	—	218
Deferred financing fees, net	196	261
Accounts receivable, net	5,347	6,136
Inventory	1,196	341
Prepaid and other assets	1,956	3,638
TOTAL ASSETS	$1,097,048	$1,139,509

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$511,393	$523,641
Lease liability	104	—
Dividends payable	1,599	1,681
Derivative liability	1,815	865
Accrued interest	3,630	4,296
Accrued property taxes	2,630	1,666
Deferred revenue	248	238
Accrued expenses	4,256	3,581
Total liabilities	525,675	535,968

Series B Participating Preferred Stock, $0.01 par value, 100,000,000 shares authorized; 5,972,059 shares issued and outstanding at September 30, 2019, and 6,013,587 at December 31, 2018	142,861	143,758
Redeemable non-controlling interest in operating partnership, Series A preferred units	119,633	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 30,076,842 shares issued and outstanding at September 30, 2019, and 30,594,592 shares issued and outstanding at December 31, 2018	292	300
Additional paid in capital	338,791	332,996
Retained earnings	179	4,852
Cumulative dividends	(47,268)	(42,695)
Other comprehensive income	(1,815)	(865)
Non-controlling interests in operating partnership	18,700	44,685
Total equity	308,879	339,273

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,097,048	$1,139,509

Farmland Partners Inc.

Consolidated Statements of Operations

For the three months ended September 30, 2019 and 2018

(Unaudited, in thousands except per share amounts)

	For the Three Months Ended
	September 30,
	2019	2018
OPERATING REVENUES:
Rental income	$9,111	$11,216
Tenant reimbursements	458	984
Crop sales	(145)	—
Other revenue	424	349
Total operating revenues	9,848	12,549

OPERATING EXPENSES
Depreciation, depletion and amortization	2,087	2,154
Property operating expenses	2,050	1,502
Acquisition and due diligence costs	—	34
General and administrative expenses	1,444	1,688
Legal and accounting	421	1,016
Other operating expenses	620	—
Total operating expenses	6,622	6,394
OPERATING INCOME	3,226	6,155

OTHER (INCOME) EXPENSE:
Other income	(147)	(53)
Loss (gain) on disposition of assets	18	(2,950)
Interest expense	4,818	5,001
Total other expense	4,689	1,998

Net income before income tax expense	(1,463)	4,157

Income tax expense	—	—

NET INCOME (LOSS)	(1,463)	4,157

Net (income) loss attributable to non-controlling interests in operating partnership	99	(518)

Net income (loss) attributable to the Company	(1,364)	3,639

Nonforfeitable distributions allocated to unvested restricted shares	(18)	(15)
Distributions on redeemable non-controlling interests in operating partnership, preferred units	(3,117)	(3,140)

Net loss available to common stockholders of Farmland Partners Inc.	$(4,499)	$484

Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$(0.15)	$0.02
Diluted net (loss) available to common stockholders	$(0.15)	$0.02
Basic weighted average common shares outstanding	29,497	32,222
Diluted weighted average common shares outstanding	29,497	32,222
Dividends declared per common share	$0.05	$0.05

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three months ended September 30, 2019 and 2018

(Unaudited, in thousands except per share amounts)

	For the three months ended September 30,
(in thousands except per share amounts)	2019	2018
Net income (loss)	$(1,463)	$4,157
(Gain) loss on disposition of assets	18	(2,950)
Depreciation, depletion and amortization	2,087	2,154
FFO	642	3,361

Stock based compensation	481	406
Indirect equity offering costs	—	—
Real estate related acquisition and due diligence costs	—	34
Distributions on Preferred units	(3,117)	(3,140)
AFFO	$(1,994)	$661

AFFO per diluted weighted average share data:

AFFO weighted average common shares	32,015	37,122

Net loss per share available to common stockholders	$(0.15)	$0.02
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.11	0.09
Depreciation and depletion	0.07	0.06
Stock based compensation	0.02	0.01
(Gain) loss on disposition of assets	0.00	(0.08)
Real estate related acquisition and due diligence costs	—	—
Distributions on Preferred units	(0.10)	(0.08)
AFFO per diluted weighted average share	$(0.06)	$0.02

	For the three months ended
	September 30,
(in thousands)	2019	2018
Net income (loss)	$(1,463)	$4,157
Interest expense	4,818	5,001
Income tax expense	—	—
Depreciation, depletion and amortization	2,087	2,154
(Gain) loss on disposition of assets	18	(2,950)
EBITDAre	$5,460	$8,362

Stock based compensation	481	406
Real estate related acquisition and due diligence costs	—	34
Adjusted EBITDAre	$5,941	$8,802

	For the Three Months Ended
	September 30,
	2019	2018
OPERATING REVENUES:
Rental income	$9,111	$11,216
Tenant reimbursements	458	984
Crop sales	(145)	—
Other revenue	424	349
Total operating revenues	$9,848	$12,549

Property operating expenses	2,050	1,502
NOI	$7,798	$11,047

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre  is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAreis a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre  for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.